UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2007 (February 12, 2007)

American Enterprise Development Corporation
(Exact name of registrant as specified in its charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-50526	76-0649310
(Commission File Number)	(IRS Employer Identification Number)

2544 Tarpley Rd., Suite 104
Carrollton, Texas 75006
(Address of principal executive offices including zip code)

(972) 418-0225
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Effective February 12, 2007, the Company's Board of Directors appointed Mr. Miles A. Lim as a member of the Board of Directors to serve until the next annual meeting of shareholders or his successor is duly elected and qualified. Mr. Lim is not currently a member of any Company committee, nor did the Company make any special arrangements or understandings with Mr. Lim in connection with his appointment to the Board.

Mr. Lim, age 48, is currently a Player Development Executive at Legends LLC, a gaming company focused on trading cards and accessories, and he has been in that capacity since April 2006. From September 2005 to February 2006, Mr. Lim was the Vice President of Marketing for Kerzner International, an international developer and operator of destination resorts, casinos and luxury hotels. From 1994 through the fall of 2005, Mr. Lim was a Player Development Executive for Horseshoe Gaming Holding Corp., a gambling riverboat operator that was purchased by Harrah's Entertainment in late 2004.

Mr. Lim is a 1982 graduate of the University of Houston where he earned a B.A. in finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION
Date: February 15, 2007	By: /s/ C.K. Williams
C.K. Williams
Chief Executive Officer and President